Exhibit 10.13
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION
Real Estate Group (AU #02955)
2030 Main Street, Suite 800
Irvine, CA 92614

Attn: Jeri Gehrer
Loan No. 1002835

THIS DEED OF TRUST SECURES A NOTE WHICH PROVIDES FOR A VARIABLE INTEREST RATE AND THE RIGHT TO REPAY AND REBORROW ON A REVOVLING BASIS

DEED OF TRUST
WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THE PARTIES TO THIS DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Deed of Trust"), made as of September 30, 2010, are KBSII HORIZON TECH CENTER, LLC, a Delaware limited liability company ("Trustor"), AMERICAN SECURITIES COMPANY, a California corporation ("Trustee"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for itself and certain additional lenders ("Beneficiary").
ARTICLE 1. GRANT IN TRUST

1.1
GRANT. For the purposes of and upon the terms and conditions in this Deed of Trust, Trustor irrevocably grants, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all of that real property located in the City of San Diego, County of San Diego, State of California, described on Exhibit A attached hereto, together with all right, title, interest, and privileges of Trustor in and to all streets, ways, roads, and alleys used in connection with or pertaining to such real property and any improvements thereon, all development rights or credits, air rights, water, water rights and water" stock related to the real property, all timber, and all minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, and all licenses, appurtenances, reversions, remainders, easements, rights and rights of way appurtenant or related thereto; any and all rights of Trustor, as a declarant, under any covenants, conditions, and restrictions now or hereafter pertaining to the real property described on Exhibit A, hereto, provided, however, that Beneficiary shall have no liability under such covenants, conditions, and restrictions unless and until Beneficiary forecloses on the real property; all buildings, other improvements and fixtures now or hereafter located on the real property, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property, it being intended by the parties that all such items shall be conclusively considered to be a part of the real property, whether or not attached or affixed to the real property (the "Improvements"); all interest or estate which Trustor may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing; (all of the foregoing being collectively referred to as the "Subject Property"). The listing of specific rights or property shall not be interpreted as a limit of general terms.

1.2
ADDRESS. The address of the Subject Property is: 10301, 10325 and 10343 Meanley Drive, San Diego, California. However, neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Deed of Trust on the SUbject Property as described on Exhibit A.

ARTICLE 2. OBLIGATIONS SECURED

2.1	OBLIGATIONS SECURED. Trustor makes this Deed of Trust for the purpose of securing the following obligations ("Secured Obligations"):

(a)
Payment to Beneficiary of all sums at any time owing under that certain Secured Promissory Note (as the same may be amended, restated or replaced from time to time, the "Note") of even date herewith, in the principal amount of Fifty Million Dollars ($50,000,000) executed by Trustor and certain other parties, as borrowers ("Borrowers"), and payable to the order of Beneficiary, as lender; and

(b)	Payment and performance of all covenants and obligation of Trustor under this Deed of Trust; and

(c)
Payment and performance of all covenants and obligations on the part of Borrowers under that certain Loan Agreement ("Loan Agreement") of even date herewith by and between Borrowers, Beneficiary, and Lenders (as defined in the Loan Agreement), the Hazardous Materials Indemnity Agreement, and all other "Loan Documents" as defined in the Loan Agreement ; and

(d)	Payment and performance of all covenants and obligations, if any, of any rider attached as an Exhibit to this Deed of Trust; and

(e)
Payment and performance of all future advances and other obligations that the then record owner of all or part of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Deed of Trust; and

(f)
Payment and performance of all covenants and obligations of Trustor under any interest rate swap agreement, or other interest rate hedge agreement of any type executed by and between Trustor and Beneficiary, which agreement is evidenced by a writing that recites it is secured by this Deed of Trust; and

(g)
All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2
OBLIGATIONS. The term "obligations" is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3
INCORPORATION. All capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the SUbject Property shall be deemed to have notice of the terms of the Secured' Obligations and to have notice, if provided therein, that: (a) the Note or the Loan Agreement may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.

ARTICLE 3. ASSIGNMENT OF LEASES AND RENTS

3.1
ASSIGNMENT. Trustor hereby irrevocably assigns to Beneficiary all of Trustor's rightm title and interest in, to and under: (a) all leases of the Subject Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Subject Property or any portion thereof, whether now existing or entered into after the date hereof ("Leases"); and (b) the rents, revenue, income, issues, deposits and profits of the Subject Property, including, without limitation, all parking income and all amounts payable and all rights and benefits accruing to Trustor under the Leases ("Payments"). The term "Leases" shall also include all guarantees of and security for the lessees' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Subject Property.

3.2
GRANT OF LICENSE. Beneficiary confers upon Trustor a license ("License") to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to Section 6.4 without notice and without taking possession of the SUbject Property. Trustor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees' undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Trustor hereby relieves the lessees from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary.

3.3
EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Subject Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Subject Property by the iessees under any of the Leases or any other parties; for any dangerous or defective condition of the SUbject Property; or for any negligence in the management, upkeep, repair or control of the Subject Property resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Beneficiary and Trustee shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (i) the exercise or failure to exercise by Beneficiary or Trustee, or any of their respective employees, agents, contractors or subcontractors, any of the rights, remedies or powers granted to Beneficiary or Trustee hereunder; or (ii) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

3.4
REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants that, to the best of Trustor's knowledge: (a) Trustor has delivered to Beneficiary a rent roll that, as of the date hereof, contains a true, accurate and complete list of all Leases; (b) all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, and no breach or default, or event which would constitute a breach or default after notice or the passage of time, or both, exists under any existing Leases on the part of any party; (c) no rent or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (d) none of the lessor's interests under any of the Leases has been transferred or assigned.

3.5
COVENANTS. Trustor covenants and agrees at Trustor's sole cost and expense to: (a) perform the obligations of lessor contained in the Leases and enforce by all appropriate remedies performance by the lessees of the obligations of the lessees contained in the Leases; (b) give Beneficiary prompt written notice of any material default which occurs with respect to any of the Leases, whether the default be that of the lessee or of the lessor; (c) exercise Trustor's best efforts to keep all portions of the SUbject Property that are capable of being leased leased at rental rates pursuant to the terms of the Loan Agreement; (d) deliver to Beneficiary fully executed, copies of each and every Lease that it is required to deliver in accordance with the Loan Agreement; and (e) execute and record such additional assignments of any Lease or, if required by the terms of the Loan Agreement, use commercially reasonable effort to obtain specific subordinations (or subordination, attornment and non-disturbance agreements executed by the lessor and lessee) of any Lease to the Deed of Trust, in form and substance acceptable to Beneficiary, as Beneficiary may request. Trustor shall not, without Beneficiary's prior written consent or as otherwise permitted by any provision of the Loan Agreement: (i) to the extent prohibited by the terms of the Loan Agreement, enter into any Leases after the date hereof; (ii) execute any other assignment relating to any of the Leases; (iii) to the extent prohibited by the terms of the Loan Agreement, discount any rent or other sums due under the Leases or collect the same in advance, other than to collect rentals one (1) month in advance of the time when it becomes due; (iv) to the extent prohibited by the terms of the Loan Agreement, terminate, modify or amend any of the terms of the Leases or in any manner release or discharge the lessees from any obligations thereunder; (v) to the extent prohibited by the terms of the Loan Agreement, consent to any assignment or subletting by any lessee; or (vi) subordinate or agree to subordinate any of the Leases to any other deed of trust or encumbrance. Any such attempted action in violation of the provisions of this Section 3.5 shall be null and void. Without in any way limiting the requirement of Beneficiary's consent hereunder, any sums received by Trustor in consideration of any termination (or the release or discharge of any lessee) modification or amendment of any Lease shall be applied as set forth in the Loan Agreement.

3.6
ESTOPPEL CERTIFICATES. Within thirty (30) days after written request by Beneficiary, Trustor shall deliver to Beneficiary and to any party designated by Beneficiary estoppel certificates executed by Trustor, and use its best efforts to obtain such estoppel certificates executed by each of the lessees, in each case in recordable form, certifying (if such be the case): (a) that the foregoing assignment and the Leases are in full force and effect; (b) the date of each lessee's most recent payment of rent; (c) that there are no defenses or offsets outstanding, or stating those claimed by Trustor or lessees under the foregoing assignment or the Leases, as the case may be; and (d) any other information reasonably requested by Beneficiary.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1
SECURITY INTEREST. Trustor hereby grants and assigns to Beneficiary as of the date hereof a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Trustor now or at any time hereafter has any interest (collectively, the "Collateral"):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the real property described on Exhibit A attached hereto and incorporated by reference herein (to the extent the same are not effectively made a part of the real property pursuant to Section 1'.1 above) or (ii) the Improvements; together with all rents (to the extent, if any, they are not subject to Article 3); all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, (including, without limitation, all acquisition agreements with respect to the Subject Property); all of Trustor's rights under any interest rate swap agreement, or other interest rate hedge agreement of any type executed by and between Trustor and Beneficiary; all Contracts referenced in Section 5.18 below (including property management and leasing agreements), architects' agreements, and/or construction agreements with respect to the completion of any improvements on the Subject Property), general intangibles, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing or operation of the Subject Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the SUbjectProperty; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the SUbject Property; all advance payments of insurance premiums made by Trustor with respect to the Subject Property; all plans, drawings and specifications relating to the Subject Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any loan agreement; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the SUbject Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files to the extent relating to any of the foregoing.

As to all of the above described personal property which is or which hereafter becomes a "fixture" under applicable law, this Deed of Trust constitutes a fixture filing under the California Uniform Commercial Code, as amended or recodified from time to time ("UCC"), and is acknowledged and agreed to be a "construction mortgage" under the UCC.

4.2
REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants that: (a) Trustor has, as of the date of recordation of this Deed of Trust, and will have, good title to the Collateral; (b) Trustor has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity; (c) Trustor's principal place of business is located at the address shown in Section 7.11; and (d) Trustor's legal name is exactly as set forth on the first page of this Deed of Trust and all of Trustor's organizational documents or agreements delivered to Beneficiary are complete and accurate in every respect.

4.3
COVENANTS. Trustor agrees: (a) to execute and deliver such documents as Beneficiary deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Beneficiary prior written notice thereof; (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; and (d) that Beneficiary is authorized to file financing statements in the name of Trustor to perfect Beneficiary's security interest in Collateral.

4.4
RIGHTS OF BENEFICIARY. In addition to Beneficiary's rights as a "Secured Party" under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Trustor under or from the Collateral. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under UCC §9620, or other applicable law.

4.5
RIGHTS OF BENEFICIARY ON DEFAULT. Upon the occurrence of a Default (hereinafter defined) under this Deed of Trust, then in addition to all of Beneficiary's rights as a "Secured Party" under the UCC or otherwise at law:

(a)
Beneficiary may (i) upon written notice, require Trustor to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice, enter upon the SUbject Property or other place where any of the Collateral may be located and take possession of, collect, sell, lease, license and dispose of any or all of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor's expense; (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales;

(b)
Beneficiary may, for the account of Trustor and at Trustor's expense: (i) operate, use, consume, sell, lease, license or dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of any or all of the Collateral; and

(c)
In disposing of Collateral hereunder, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral may be applied by Beneficiary to the payment of expenses incurred by Beneficiary in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by

Beneficiary toward the payment of the Secured Obligations in such order of application as Beneficiary may from time to time elect.
Notwithstanding any other provision hereof, Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Trustor shall make an express written election of said remedy under UCC §9620, or other applicable law. Trustor agrees that Beneficiary shall have no obligation to process or prepare any Collateral for sale or other disposition.

4.6
POWER OF ATTORNEY. Trustor hereby irrevocably appoints Beneficiary as Trustor's attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact Beneficiary may, without the obligation to do so, in Beneficiary's name, or in the name of Trustor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary's security interests and rights in or to any of the Collateral, and, upon a Default hereunder, take any other action required of Trustor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

4.7
POSSESSION AND USE OF COLLATERAL. Except as otherwise provided in this Section or the other Loan Documents (as defined in the Loan Agreement), so long as no Default exists under this Deed of Trust or any of the Loan Documents, Trustor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Trustor's business and in accordance with the Loan Agreement.

ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

5.1
TITLE. Trustor represents and warrants that, except as disclosed to Beneficiary in a writing which refers to this warranty, Trustor lawfully holds and possesses fee simple title to the Subject Property without limitation on the right to encumber, and that this Deed of Trust is a first and prior lien on the SUbject Property. Trustor hereby represents and warrants that all of the Subject Property is a single tax parcel, and there are no properties included in such tax parcel other than the Subject Property. Trustor further covenants and agrees that it shall not cause all or any portion of the Subject Property to be replatted or for any lots or boundary lines to be adjusted, changed or altered for either ad valorem tax purposes or otherwise, and shall not consent to the assessment of the Subject Property in more than one tax parcel or in conjunction with any property other than the SUbject Property.

5.2	TAXES AND ASSESSMENTS.

(a)
Subject to Trustor's rights to contest in good faith payment of taxes as provided in Section 5.2(b) below, Trustor shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein. Trustor shall also pay prior to delinquency all taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in any Secured Obligation or in the Subject Property, or by reason of any payment made to Beneficiary pursuant to any Secured Obligation; provided, however, Trustor shall have no obligation to pay taxes which may be imposed from time to time upon Beneficiary and which are measured by and imposed upon Beneficiary's net income.

(b)
Trustor may contest in good faith any taxes or assessments if: (i) Trustor pursues the contest diligently and in compliance with applicable laws, in a manner which Beneficiary determines is not prejudicial to Beneficiary, and does not impair the rights of Beneficiary under any of the Loan Documents; and (b) Trustor deposits with Beneficiary any funds or other forms of assurance which Beneficiary in good faith determines from time to time appropriate to protect Beneficiary from the consequences of the contest being unsuccessful. Trustor's compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

5.3
TAX AND INSURANCE IMPOUNDS. At any time following the occurrence of a Default, at Beneficiary's option and upon its demand, Trustor shall, until all Secured Obligations have been paid in full, pay to Beneficiary monthly, annually or as otherwise directed by Beneficiary an amount estimated by Beneficiary to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property or Collateral and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, hazard and insurance required or requested pursuant to the Loan Documents when same are next due. If Beneficiary determines that any amounts paid by Trustor are insufficient for the payment in full of such taxes, assessments, levies, charges and/or insurance premiums, Beneficiary shall notify Trustor of the increased amounts required to pay all amounts when due, whereupon Trustor shall pay to Beneficiary within thirty (30) days thereafter the additional amount as stated in Beneficiary's notice. All sums so paid shall not bear interest, except to the extent and in any minimum amount required by law; and Beneficiary shall, unless Trustor is otherwise in Default hereunder or under any Loan Document, apply said funds to the payment of, or at the sole option of Beneficiary release said funds to Trustor for the application to and payment of, such sums, taxes, assessments, levies, charges, and insurance premiums. Upon Default by Trustor hereunder or under any Loan Document, Beneficiary may apply all or any part of said sums to any Secured Obligation and/or to cure such Default, in which event Trustor shall be required to restore all amounts so applied, as well as to cure any other events or conditions of Default not cured by such application. Upon assignment of this Deed of Trust, Beneficiary shall have the right to assign in writing all amounts collected and in its possession to its assignee whereupon Beneficiary and the Trustee shall be released from all liability with respect thereto. Within ninety-five (95) days following full repayment of the Secured Obligations (other than full repayment of the Secured Obligations as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the Secured Obligations) or at such earlier time as Beneficiary may elect, the balance of all amounts collected and in Beneficiary's possession shall be paid to Trustor and no other party shall have any right or claim thereto.

5.4	PERFORMANCE OF SECURED OBLIGATIONS. Trustor shall promptly pay and perform each Secured Obligation when due.

5.5
LIENS, ENCUMBRANCES AND CHARGES. Trustor shall immediately discharge any lien not approved by Beneficiary in writing that has or may attain priority over this Deed of Trust. SUbject to the following sentence, Trustor shall pay when due all obligations secured by or which may become liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the SUbject Property or Collateral, or any interest therein, whether senior or subordinate hereto. If a claim of lien is recorded which affects the Subject Property or a bonded stop notice is served upon Beneficiary, Trustor shall, within twenty (20) calendar days of such recording or service or within five (5) calendar days of Beneficiary's demand, whichever occurs first (a) pay and discharge the claim of lien or bonded stop notice; (b) effect the release thereof by recording or delivering to Beneficiary a surety bond in sufficient form and amount; or (c) provide Beneficiary with other assurances which Beneficiary deems, in its sole discretion, to be satisfactory for the payment of such claim of lien or bonded stop notice and for the full and continuous protection of Beneficiary from the effect of such lien or bonded stop notice.

5.6	DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)
The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Trustor to Beneficiary and, at the request of Beneficiary, shall be paid directly to Beneficiary: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Subject Property or Collateral; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Subject Property or Collateral; (iii) all proceeds of any insurance policies (whether or not expressly required by Beneficiary to be maintained by Trustor, including, without limitation, earthquake insurance, environmental insurance and terrorism insurance, if any) payable by reason of loss sustained to all or any part of the Subject Property or Collateral; and (iv) all interest which may accrue on any of the foregoing. Subject to applicable law and Section 5.6(b) below, and without regard to any requirement contained in Section 5.7(d), Beneficiary may at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and may apply the balance to the Secured Obligations in any such order acceptable to Beneficiary, and/or Beneficiary may release all or any part of the proceeds to Trustor upon any conditions Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided, however, in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure, including, without limitation, any malfeasance or nonfeasance by Beneficiary or its employees or agents.

(b)
Beneficiary shall permit insurance or condemnation proceeds held by Beneficiary to be used for repair or restoration but may condition such application upon reasonable conditions, including, without limitation: (i) the deposit with Beneficiary of such additional funds which Beneficiary determines are needed to pay all costs of the repair or restoration, (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (ii) the establishment of an arrangement for lien releases and disbursement of funds acceptable to Beneficiary; (iii) the delivery to Beneficiary of plans and specifications for the work, a contract for the work signed by a contractor acceptable to Beneficiary, a cost breakdown for the work and a payment and performance bond for the work, all of which shall be acceptable to Beneficiary; and (iv) the delivery to Beneficiary of evidence acceptable to Beneficiary (aa) that after completion of the work the income from the Subject Property will be sufficient to pay all expenses and debt service for the SUbject Property; (bb) of the continuation of Leases acceptable to and required by Beneficiary; (cc) that upon completion of the work, the size, capacity and total value of the Subject Property will be at least as great as it was before the damage or condemnation occurred; (dd) that there has been no material adverse change in the financial condition or credit of Trustor since the date of this Deed of Trust; (ee) no Default shall have occurred, and (ff) of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect its security. Trustor hereby acknowledqes that the conditions described above are reasonable, and, if such conditions have not been satisfied within sixty (60) days of receipt by Beneficiary of such insurance or condemnation proceeds, then Beneficiary may apply such insurance or condemnation proceeds to pay the Secured Obligations in such order and amounts as Beneficiary in its sole discretion may choose.

(c)
Notwithstanding the foregoing provisions of this Section 5.6, if the insurance or condemnation proceeds equal $1,000,000 or less, Beneficiary shall release such proceeds to Trustor for repair or restoration of the Subject Property without any additional requirements or conditions.

5.7
MAINTENANCE AND PRESERVATION OF THE SUBJECT PROPERTY. Subject to the provisions of the Loan Agreement, Trustor covenants: (a) to insure the SUbject Property and Collateral against such risks as Beneficiary may require pursuant to the Loan Agreement and, at Beneficiary's request (but not more than fifteen (15) days prior to the termination date of any existing coverage), to provide evidence of such insurance to Beneficiary, and to comply with the requirements of any insurance companies providing such insurance; (b) to keep the SUbject Property and Collateral in good condition and repair; (c) not to remove or demolish the SUbject Property or Collateral or any part thereof, not to alter, restore or add to the Subject Property or Collateral and not to initiate or acquiesce in any change in any zoning or other land classification which affects the SUbject Property without Beneficiary's prior written consent or as provided in the Loan Agreement; (d) to complete or restore promptly and in good and workmanlike manner the Subject Property and Collateral, or any part thereof which may be damaged or destroyed, without regard to whether Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations as provided in Section 5.6; (e) to comply with all laws, ordinances, regulations and standards, and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the SUbject Property or Collateral and pertain to acts committed or conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements; (f) not to commit or permit waste of the SUbject Property or Collateral; and (g) to do all other acts which from the character or use of the Subject Property or Collateral may be reasonably necessary to maintain and preserve its value.

5.8	DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. At Trustor's sole expense, Trustor shall protect, preserve and defend the SUbject Property and Collateral and title to and right of possession of the

Subject Property and Collateral, the security hereof and the rights and powers of Beneficiary and Trustee hereunder against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Subject Property or Collateral and of any condemnation offer or action.

5.9
POWERS OF BENEFICIARY. Beneficiary may, without affecting the personal liability of any person for payment of any indebtedness or performance of any obligations secured hereby and without liability therefor and without notice: (a) release all or any part of the SUbject Property; (b) consent to the making of any map or plat thereof; and (c) join in any grant of easement thereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust.

5.10	ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE.

(a)
Trustee accepts this trust when this Deed of Trust is recorded. Except as may be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trust hereunder and the enforcement of the rights and remedies available hereunder, and may obtain orders or decrees directing or confirming or approving acts in the execution of said trust and the enforcement of said remedies.

(b)
Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

(c)
With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fUlly protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Subject Property for debts contracted for or liability or damages incurred in the management or operation of the Subject Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered. TRUSTOR WILL, FROM TIME TO TIME, PAY THE COMPENSATION DUE TO TRUSTEE HEREUNDER AND REIMBURSE TRUSTEE FOR, AND INDEMNIFY AND HOLD HARMLESS TRUSTEE AGAINST, ANY AND ALL LIABILITY AND EXPENSES WHICH MAY BE INCURRED BY TRUSTEE IN THE PERFORMANCE OF TRUSTEE'S DUTIES.

(d)
All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

(e)
Should any deed, conveyance, or instrument of any nature be required from Trustor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Trustor.

(f)
By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee pursuant to the Loan Documents, including without limitation, any deed, conveyance, instrument, officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Trustee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee.

5.11	COMPENSATION; EXCULPATION; INDEMNIFICATION.

(a)
Trustor shall pay Trustee's fees and reimburse Trustee for expenses in the administration of this trust, including attorneys' fees. Trustor shall pay to Beneficiary reasonable compensation for services rendered concerning this Deed of Trust, including without limit any statement of amounts owing under any Secured Obligation. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Subject Property or Collateral or under this Deed of Trust; or (iii) any loss sustained by Trustor or any third party resulting from Beneficiary's failure (Whether by malfeasance, nonfeasance or refusal to act) to lease the Subject Property after a Default (hereinafter defined) or from any other act or omission (regardless of whether same constitutes negligence) of Beneficiary in managing the SUbject Property after a Default unless the loss is caused by the gross negligence or willful misconduct of Beneficiary and no such liability shall be asserted against or imposed upon Beneficiary, and all such liability is hereby expressly waived and released by Trustor.

(b)
TRUSTOR INDEMNIFIES TRUSTEE AND BENEFICIARY AGAINST, AND HOLDS TRUSTEE AND BENEFICIARY HARMLESS FROM, ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, ATIORNEYS' FEES AND OTHER LEGAL EXPENSES, COST OF EVIDENCE OF TITLE, COST OF EVIDENCE OF VALUE, AND OTHER EXPENSES WHICH EITHER MAY SUFFER OR INCUR: (i) BY REASON OF THIS DEED OF TRUST; (ii) BY REASON OF THE EXECUTION OF THIS DEED OF TRUST OR IN PERFORMANCE OF ANY ACT REQUIRED OR PERMITIED HEREUNDER OR BY LAW; (iii) AS A RESULT OF ANY FAILURE OF TRUSTOR TO PERFORM TRUSTOR'S OBLIGATIONS; OR (IV) BY REASON OF ANY ALLEGED OBLIGATION OR UNDERTAKING ON BENEFICIARY'S PART TO PERFORM OR DISCHARGE ANY OF THE REPRESENTATIONS, WARRANTIES, CONDITIONS, COVENANTS OR OTHER OBLIGATIONS CONTAINED IN ANY OTHER DOCUMENT RELATED TO THE SUBJECT PROPERTY. THE ABOVE OBLIGATION OF TRUSTOR TO INDEMNIFY AND HOLD HARMLESS TRUSTEE AND BENEFICIARY SHALL SURVIVE THE RELEASE AND CANCELLATION OF THE SECURED OBLIGATIONS AND THE RELEASE AND RECONVEYANCE OR PARTIAL RELEASE AND RECONVEYANCE OF THIS DEED OF TRUST.

(c)
Trustor shall pay all amounts and indebtedness arising under this Section 5.11 immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

5.12
SUBSTITUTION OF TRUSTEES. From time to time, by a writing, signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Subject Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 5.12 shall be conclusive proof of the proper substitution of such new Trustee.

5.13	DUE ON SALE OR ENCUMBRANCE. The terms "Loan" and "Loan Documents" have the meaning given them in the Loan Agreement described in Section 2.1. Trustor represents, agrees and acknowledges that

(a)
Improvement and operation of real property is a highly complex activity which requires substantial knowledge of law and business conditions and practices, and an ability to control, coordinate and schedule the many factors affecting such improvement and operation. Experience, financial stability, managerial ability and a good reputation in the business community enhance an owner's and operator's ability to obtain market rents and to induce cooperation in scheduling and are taken into account by Beneficiary in approving loan applications.

(b)
Trustor has represented to Beneficiary, not only in the representations and warranties contained in the Loan Documents, but also in its initial loan application and in all of the negotiations connected with Beneficiary making the Loan, certain facts concerning Trustor's financial stability, managerial and operational ability, reputation, skill, and creditworthiness. Beneficiary has relied upon these representations and warranties as a substantial and material consideration in its decision to make the Loan.

(c)
The conditions and terms provided in the Loan Agreement were induced by these representations and warranties and would not have been made available by Beneficiary in the absence of these representations and warranties.

(d)
Beneficiary would not have made this Loan if Beneficiary did not have the right to sell, transfer, assign, or grant participations in the Loan and in the Loan Documents, and that such participations are dependent upon the potential participants' reliance on such representations and warranties.

(e)
Trustor's financial stability and managerial and operational ability and that of those persons or entities having a direct or beneficial interest in Trustor are a substantial and material consideration to any third parties who have entered or will enter into agreements with Trustor.

(f)
Beneficiary has relied upon the skills and services offered by such third parties and the provision of such skills and services is jeopardized if Trustor breaches its covenants contained below regarding Transfers.

(g)
A transfer of possession of or title to the SUbject Property, or a change in the person or entity operating, developing, constructing or managing the SUbject Property, would substantially increase the risk of Default under the Loan Documents and significantly and materially impair and reduce Beneficiary's security for the Note.

(h)
As used herein, the term "Transfer" shall mean each of the following actions or events: the sale, transfer, assignment, lease as a whole, encumbrance, hypothecation, mortgage or pledge in any manner whatsoever, whether voluntarily, involuntarily or by operation of law of: (i) the Subject Property or Collateral or any interest therein; (ii) title to any other security more specifically described in any Loan Document; (iii) Trustor's right, title and/or interest in the Loan Documents and any subsequent documents executed by Trustor in connection therewith; (iv) legal or beneficial ownership of any partnership interest in Trustor if Trustor is a partnership; (v) legal or beneficial ownership of any membership interest in Trustor if Trustor is a limited liability company; (vi) legal or beneficial ownership of any partnership interest in any general partner, venturer or member of Trustor; or (vii)

legal or beneficial ownership of any of the stock in Trustor if Trustor is a corporation or in any general partner, venturer or member in Trustor that is a corporation.

(i)
Trustor shall not make or commit to make any Transfer without Beneficiary's prior written consent, which it may grant or withhold at its sole discretion (except with respect to those Transfers reasonably approved by Beneficiary or otherwise expressly permitted under Sections 9.17, 9.18 and 9.19 of the Loan Agreement). It is expressly agreed that Beneficiary may predicate Beneficiary's decision to grant consent to a Transfer on such terms and conditions as Beneficiary may require, in Beneficiary's sole discretion, inclUding without limitation (i) consideration of the creditworthiness of the party to whom such Transfer will be made and its development and management ability with respect to the Subject Property, (ii) consideration of whether the security for repayment, performance and discharge of the Secured Obligations, or Beneficiary's ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Transfer, (iii) an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Loan Documents, (iv) reimbursement of Beneficiary for all costs and expenses incurred by Beneficiary in investigating the creditworthiness and management ability of the party to whom such Transfer will be made and in determining whether Beneficiary's security will be impaired by the proposed Transfer, (v) payment to Beneficiary of a transfer fee to cover the cost of documenting the Transfer in its records, (vi) payment of Beneficiary's reasonable attorneys' fees in connection with such Transfer, (vii) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies or construction binders insuring Beneficiary's liens and security interests covering the Subject Property, and (viii) require additional security for the payment, performance and discharge of the Secured Obligations. If Beneficiary's consent should be given, any Transfer shall be subject to the Loan Documents and any transferee of Trustor's interest shall: (i) assume all of Trustor's obligations thereunder; and (ii) agree to be bound by all provisions and perform all obligations contained therein; provided, however, that such assumption shall not release Trustor or any maker or any guarantor of the Note from any liability thereunder or under any other Loan Documents without the prior written consent of Beneficiary. In the event of any Transfer without the prior written consent of Beneficiary, whether or not Beneficiary elects to enforce its right to accelerate the Loan pursuant to Sections 6.1 and 6.2, all sums owing under the Note, as well as all other charges, expenses and costs owing under the Loan Documents, shall at the option of Beneficiary, automatically bear interest at five percent (5%) above the rate provided in the Note, from the date (or any date thereafter) of such unconsented to Transfer. Trustor acknowledges that the automatic shift(s) to this alternate rate is reasonable since the representations that Beneficiary relied upon in making the Loan may no longer be relied upon. A consent by Beneficiary to one or more Transfers shall not be construed as a consent to further Transfers or as a waiver of Beneficiary's consent with respect to future Transfers.

5.14
RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the SUbject Property and Collateral or in any manner obligated under the Secured Obligations ("Interested Parties"), Beneficiary may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the SUbject Property and Collateral and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of and security interests created by this Deed of Trust upon the Subject Property and Collateral.

5.15
RECONVEYANCE. Upon Beneficiary's written request, and upon surrender to Trustee for cancellation of this Deed of Trust or a certified copy thereof and any note, instrument, or instruments setting forth all obligations secured hereby, Trustee shall reconvey, without warranty, the Subject Property or that portion thereof then held hereunder. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto" and the recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

When the Subject Property has been fUlly reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Subject Property to the person or persons legally entitled thereto.

5.16
SUBROGATION. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to the Loan Documents or by the proceeds of any loan secured by this Deed of Trust.

5.17
RIGHT OF INSPECTION. Beneficiary, its agents and employees, may enter the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and Collateral and ascertaining Trustor's compliance with the terms hereof.

5.18
CONTRACTS. Trustor will deliver to Beneficiary a copy of each Contract promptly after the execution of same by all parties thereto and subject to any approval of Beneficiary required by any of the Loan Documents. Within twenty (20) days after a request by Beneficiary, Trustor shall prepare and deliver to Beneficiary a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist, and other information specified by Beneficiary, of or with respect to each of such Contracts, together with a copy thereof (if so requested by Beneficiary). Trustor represents and warrants that none of the Contracts encumber or create a lien on the Subject Property, but are personal with Trustor. As used herein, the term "Contract" shall mean any management agreement, leasing and brokerage agreement, and operating or service contract with respect to the SUbject Property or Collateral.

ARTICLE 6. DEFAULT PROVISIONS

6.1
DEFAULT. For all purposes hereof, the term "Default" shall mean (a) the existence of any Event of Default as defined in the Loan Agreement; (b) at Beneficiary's option, the failure of Trustor to make any payment of principal or interest on the Note or to pay any other amount due hereunder or under the Note when the same is due and payable, whether at maturity, by acceleration or otherwise; (c) the failure of Trustor to perform any non-monetary obligation hereunder, or the failure to be true of any representation or warranty of Trustor contained herein and the continuance of such failure for ten (10) days after notice, or within any longer grace period, if any, allowed in the Loan Agreement for such failure, or (d) if Trustor or any other Person shall make a Transfer without the prior written consent of Beneficiary (which consent may be withheld in Beneficiary's sole discretion (except for those Transfers reasonably approved by Beneficiary or otherwise expressly permitted under Sections 9.17, 9.18 and 9.19 of the Loan Agreement) or conditioned as provided in Section 5.13).

6.2	RIGHTS AND REMEDIES. At any time after Default, Beneficiary and Trustee shall each have all the following rights and remedies:

(a)	With or without notice, to declare all Secured Obligations immediately due and payable;

(b)
With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to cure any breach or Default of Trustor and, in connection therewith, to enter upon the Subject Property and do such acts and things as Beneficiary or Trustee deem necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee under this Deed of Trust; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority to this Deed of Trust, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Deed of Trust; or (v) to employ counsel, accountants, contractors and other appropriate persons.

(c)	To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

(d)
To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Subject Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, and Trustor hereby consents to such appointment;

(e)
To enter upon, possess, manage and operate the Subject Property or any part thereof, to take and possess all documents, books, records, papers and accounts of Trustor or the then owner of the SUbject Property, to make, terminate, enforce or modify Leases of the SUbject Property upon such terms and conditions as Beneficiary deems proper, to make repairs, alterations and improvements to the SUbject Property as necessary, in Trustee's or Beneficiary's sole judqrnent, to protect or enhance the security hereof;

(f)
To execute a written notice of such Default and of its election to cause the Subject Property to be sold to satisfy the Secured Obligations. As a condition precedent to any such sale, Trustee shall give and record such notice as the law then requires. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Subject Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the SUbject Property is sold. SUbject to requirements and limits imposed by law, Trustee may from time to time postpone sale of all or any portion of the SUbject Property by public announcement at such time and place of sale. Trustee shall deliver to the purchaser at such sale a deed conveying the SUbject Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale;

(g)
To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Beneficiary, or either of them, determine in their sole discretion.

(h)
Upon sale of the SUbject Property at any judicial or non-judicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the SUbject Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the SUbject Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the SUbject Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any hazardous materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the SUbject Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property; (v) anticipated discounts upon resale of the SUbject Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (w) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (x) this Section does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (y) the amount of Beneficiary's credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; and (z) Beneficiary's credit bid may be (at Beneficiary's sole and absolute discretion) higher or lower than any appraised value of the Subject Property.

6.3
APPLICATION OF FORECLOSURE SALE PROCEEDS. After deducting all costs, fees and expenses of Trustee, and of this trust, including, without limitation, cost of evidence of title and attorneys' fees in connection with sale and costs and expenses of sale and of any judicial proceeding wherein such sale may be made, Trustee shall apply all proceeds of any foreclosure sale: (a) to payment of all sums expended by Beneficiary under the terms hereof and not then repaid, with accrued interest at the rate of interest specified in the Note to be applicable on or after maturity or acceleration of the Note; (b) to payment of all other Secured Obligations; and (c) the remainder, if any, to the person or persons legally entitled thereto.

6.4
APPLICATION OF OTHER SUMS. All sums received by Beneficiary under Section 6.2 or Section 3.2, less all costs and expenses incurred by Beneficiary or any receiver under Section 6.2 or Section 3.2, including, without limitation, attorneys' fees, shall be applied in payment of the Secured Obligations in such order as Beneficiary shall determine in its sole discretion; provided, however, Beneficiary shall have no liability for funds not actually received by Beneficiary.

6.5
NO CURE OR WAIVER. Neither Beneficiary's nor Trustee's nor any receiver's entry upon and taking possession of all or any part of the Subject Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Trustor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of or security interests created by this Deed of Trust.

6.6
PAYMENT OF COSTS, EXPENSES AND ATIORNEYS' FEES. Trustor agrees to pay to Beneficiary immediately and without demand all costs and expenses incurred by Trustee and Beneficiary pursuant to Section 6.2 (including, without limitation, court costs and attorneys' fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest then applicable to the principal balance of the Note as specified therein. In addition, Trustor shall pay to Trustee all Trustee's fees hereunder and shall reimburse Trustee for all expenses incurred in the administration of this trust, including, without limitation, any attorneys' fees.

6.7
POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, (b) upon the issuance of a deed pursuant to the foreclosure of the lien of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the SUbject Property and Collateral, Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the Subject Property and Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Beneficiary may perform any obligation of Trustor hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act (whether such failure constitutes negligence) by Beneficiary under this Section.

ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1
ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Subject Property and Collateral and such further rights and agreements are incorporated herein by this reference.

7.2	MERGER. No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Subject Property unless Beneficiary consents to a merger in writing.

7.3	OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as "Trustor", the obligations of all such persons hereunder shall be joint and several.

7.4
RECOURSE TO SEPARATE PROPERTY. Any married person who executes this Deed of Trust as a Trustor agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon that person's separate property, and any community property of which that person is a manager.

7.5
WAIVER OF MARSHALLING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the SUbject Property and Collateral, hereby waives all rights to have the SUbject Property and Collateral and/or any other property, which is now or later may be security for any Secured Obligation ("Other Property") marshalled upon any foreclosure of the lien of this Deed of Trust or on a foreclosure of any other lien or security interest against any security for any of the Secured Obligations. Beneficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Subject Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

7.6
RULES OF CONSTRUCTION. When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term "SUbject Property" and "Collateral" means all and any part of the SUbject Property and Collateral, respectively, and any interest in the Subject Property and Collateral, respectively.

7.7
SUCCESSORS IN INTEREST. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section 7.7 does not waive or modify the provisions of clause (d) of Section 6.1.

7.8
EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

7.9	CALIFORNIA LAW. This Deed of Trust shall be construed in accordance with the laws of the State of California, except to the extent that federal laws preempt the laws of the State of California.

7.10	INCORPORATION. Exhibits A and B, as attached, are incorporated into this Deed of Trust by this reference.

7.11
NOTICES. All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Deed of Trust shall be in writing and shall be considered as properly given if delivered personally or sent by certified United States mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Trustor:	KBSII Horizon Tech Center, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attn: Brent Carroll, Asset Manager Tel: (949) 417-6566 Fax: (949) 417-6518

Trustee:
American Securities Company, a California corporation
Legal Department
633 Folsom, 7th floor
San Francisco, CA 94107
MAC 0149-075
Attn: Real Estate Group Counsel
(w/ reference to Loan # 1002835 and Beneficiary AU #02955)

Beneficiary:
WELLS FARGO BANK, NATIONAL ASSOCIATION
Real Estate Group (AU #02955)
Orange County
2030 Main Street, Suite 800
Irvine, CA 92612
Attn: Bryan Stevens, Senior Vice President
Tel: (949) 251-4125
Fax: (949) 851-9728
Loan#: 1002835

With a copy to:	Wells Fargo Bank, National Association Disbursement and Operations Center 2120 East Park Place, Suite 100 El Segundo, CA 90245 Attention: Azucena Dela Cruz
Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove. Trustor shall forward to Beneficiary, without delay, any notices, letters or other communications delivered to the SUbject Property or to Trustor naming Beneficiary, "Lender" or the "Construction Lender" or any similar designation as addressee, or which could reasonably be deemed to affect the construction of the Improvements or the ability of Trustor to perform its obligations to Beneficiary under the Note or the Loan Agreement.

7.12	LIMITATIONS ON RECOURSE. The limitations on personal liability of shareholders, partners and members of Borrower contained in Section 13.27 of the Loan Agreement shall apply to this Deed of Trust.

[Remainder of Page Intentionally Blank]

Loan No. 1002835

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

“TRUSTOR”

KBSII HORIZON TECH CENTER, LLC,
a Delaware limited liability company

By:	KBSII REIT ACQUISITION XII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

EXHIBIT A
Loan No. 1002835

EXHIBIT "A"
DESCRIPTION OF SUBJECT PROPERTY
Exhibit A to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by KBSII HORIZON TECH CENTER, LLC, a Delaware limited liability company, as Trustor, to AMERICAN SECURITIES COMPANY, as Trustee, for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for itself and certain other lenders, as Beneficiary, dated as of September 30,2010.
All the certain real property located in the County of San Diego, State of California, described as follows:
Parcel I:
Lot 4 of Scripps Ranch Business Park Phase III, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 12130 filed in the Office of the County Recorder of San Diego County, July 27, 1988; and as further defined in that certain Certificate of Correction recorded August 23,1989 as Instrument No. 89-452514, of Official Records.
Parcel II:
An easement for ingress, egress, construction, operation and maintenance of a monument sign as contained in that certain "Grant of Easement" recorded November 5,1999 as Instrument No. 1999-0740198, of Official Records.

EXHIBIT B
Loan No. 1002835

EXHIBIT "B"
NON-BORROWER TRUSTOR RIDER
Exhibit B to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by KBSII HORIZON TECH CENTER, LLC, a Delaware limited liability company, as Trustor, to AMERICAN SECURITIES COMPANY, as Trustee, for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for itself and certain other lenders, as Beneficiary, dated as of September 30,2010 ("Deed of Trust").
To the extent the Deed of Trust secures a promissory note and other loan documents ("Loan Documents") made by a party or parties ("Borrower") not identical to the party or parties constituting Trustor, the party or parties constituting Trustor agree as follows:

1.
CONDITIONS TO EXERCISE OF RIGHTS. Trustor hereby waives any right it may now or hereafter have to require Beneficiary, as a condition to the exercise of any remedy or other right against Trustor hereunder or under any other document executed by Trustor in connection with any Secured Obligation: (a) to proceed against any Borrower or other person, or against any other collateral assigned to Beneficiary by Trustor or any Borrower or other person; (b) to pursue any other right or remedy in Beneficiary's power; (c) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Beneficiary by any Borrower or other person (other than Trustor), or otherwise to comply with the UCC (as defined in the Deed of Trust) with respect to any such personal property collateral; or (d) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Secured Obligation or any collateral (other than the Subject Property) for any Secured Obligation.

2.
DEFENSES. Trustor hereby waives any defense it may now or hereafter have that relates to: (a) any disability or other defense of any Borrower or other person; (b) the cessation, from any cause other than full performance, of the obligations of Borrower or any other person; (c) the application of the proceeds of any Secured Obligation, by any Borrower or other person, for purposes other than the purposes represented to Trustor by any Borrower or otherwise intended or understood by Trustor or any Borrower; (d) any act or omission by Beneficiary which directly or indirectly results in or contributes to the release of any Borrower or other person or any collateral for any Secured Obligation; (e) the unenforceability or invalidity of any collateral assignment (other than this Deed of Trust) or guaranty with respect to any Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien (other than the lien hereof) which secures any Secured Obligation; (f) any failure of Beneficiary to marshal assets in favor of Trustor or any other person; (g) any modification of any Secured Obligation, including any renewal, extension, acceleration or increase in interest rate; (h) any and all rights and defenses arising out of an election of remedies by Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Trustor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (i) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; Ul any failure of Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (k) the election by Beneficiary, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (I) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (m) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person. Trustor further waives any and all rights and defenses that Trustor may have because Borrower's debt is secured by real property; this means, among other things, that: (1) Beneficiary may collect from Trustor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Beneficiary forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Beneficiary may collect from Trustor even if Beneficiary, by foreclosing on the real property collateral, has destroyed any right Trustor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Trustor may have because Borrower's debt is secured by real property. These

EXHIBIT B
Loan No. 1002835

rights and defenses being waived by Trustor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Trustor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Trustor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

3.
SUBROGATION. Trustor hereby waives, until such time as all Secured Obligations are fully performed: (a) any right of SUbrogation against any Borrower that relates to any Secured Obligation; (b) any right to enforce any remedy Trustor may now or hereafter have against any Borrower that relates to any Secured Obligation; and (c) any right to participate in any collateral now or hereafter assigned to Beneficiary with respect to any Secured Obligation.

4.
BORROWER INFORMATION. Trustor warrants and agrees: (a) that Beneficiary would not make the Loan but for this Deed of Trust; (b) that Trustor has not relied, and will not rely, on any representations or warranties by Beneficiary to Trustor with respect to the credit worthiness of any Borrower or the prospects of repayment of any Secured Obligation from sources other than the Subject Property; (c) that Trustor has established and/or will establish adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of each Borrower; (d) that Trustor assumes full responsibility for keeping informed with respect to each Borrower's business operations, if any, and financial condition; (e) that Beneficiary shall have no duty to disclose or report to Trustor any information now or hereafter known to Beneficiary with respect to any Borrower, including, without limitation, any information relating to any of Borrower's business operations or financial condition; and (I) that Trustor is familiar with the terms and conditions of the Loan Documents and consents to all provisions thereof.

5.
REINSTATEMENT OF LIEN. Beneficiary's rights hereunder shall be reinstated and revived, and the enforceability of this Deed of Trust shall continue, with respect to any amount at any time paid on account of any Secured Obligation which Beneficiary is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to any Borrower.

6.
SUBORDINATION. Until all of the Secured Obligations have been fully paid and performed: (a) Trustor hereby agrees that all existing and future indebtedness and other obligations of each Borrower to Trustor (collectively, the "Subordinated Debt") shall be and are hereby subordinated to all Secured Obligations which constitute obligations of the applicable Borrower, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Secured Obligations; (b) Trustor shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, any Borrower with respect to any Subordinated Debt is received by Trustor, such payment or distribution shall be held in trust and immediately paid over to Beneficiary, is hereby assigned to Beneficiary as security for the Secured Obligations, and shall be held by Beneficiary in an interest bearing account until all Secured Obligations have been fully paid and performed.

7.
LAWFULNESS AND REASONABLENESS. Trustor warrants that all of the waivers in this Deed of Trust are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Trustor may destroy or impair rights which Trustor would otherwise have against Beneficiary, Borrower and other persons, or against collateral. Trustor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

8.
ENFORCEABILITY. Trustor hereby acknowledges that: (a) the obligations undertaken by Trustor in this Deed of Trust are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Beneficiary's consideration for entering into this transaction, Beneficiary has specifically bargained for the waiver and relinquishment by Trustor of all such defenses, and (d) Trustor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Trustor does hereby represent and confirm to Beneficiary that Trustor is fully informed regarding, and that Trustor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may

EXHIBIT B
Loan No. 1002835

arise, and (iii) the benefits which such defenses might confer upon Trustor, and (iv) the legal consequences to Trustor of waiving such defenses. Trustor acknowledges that Trustor makes this Deed of Trust with the intent that this Deed of Trust and all of the informed waivers herein shall each and all be fUlly enforceable by Beneficiary, and that Beneficiary is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

9.
WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITIED BY THEN APPLICABLE LAW, EACH PARTY TO THIS DEED OF TRUST, AND BY ITS ACCEPTANCE HEREOF, BENEFICIARY, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND BENEFICIARY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS DEED OF TRUST AND BENEFICIARY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITIEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO AND BENEFICIARY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.
INTEGRATION; INTERPRETATION. This Deed of Trust and the other Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. This Deed of Trust and the other Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing.

STATE OF California)
)ss
COUNTY OF Orange)

On August 20, 2010 before me, K. Godin, Notary Public, personally appeared Charles J. Schreiber, Jr., who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity~~(ies)~~, and that by his~~/her/their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature /s/ K. Godin (SEAL)